Exhibit 10.3

AMENDMENT NO. 5 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 5 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 4, 2022, relating to the Sixth Amended and Restated Credit Agreement, dated as of October 31, 2019, as amended by that certain Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of April 23, 2020, as further amended by that certain Amendment No. 2 to Sixth Amended and Restated Credit Agreement, dated as of December 22, 2020, as further amended by that certain Amendment No. 3 to Sixth Amended and Restated Credit Agreement, dated as of May 5, 2021, as further amended by that certain Amendment No. 4 to Sixth Amended and Restated Credit Agreement, dated as of October 26, 2021 (together, and as otherwise amended, restated, modified, or supplemented prior to the date hereof, the “Existing Credit Agreement”), by and among RHP HOTEL PROPERTIES, LP, a Delaware limited partnership (together with any permitted successors and assigns, the “Borrower”), RYMAN HOSPITALITY PROPERTIES, INC., a Delaware corporation (the “Parent”), the GUARANTORS from time to time party thereto (as defined in the Existing Credit Agreement) (collectively, the “Guarantors”), the PLEDGORS from time to time party to the Pledge Agreement (as defined in the Existing Credit Agreement) (collectively, the “Pledgors”), the LENDERS from time to time party thereto (collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, collectively with its successors and assigns, the “Administrative Agent”).

RECITALS

WHEREAS, Borrower has notified Administrative Agent of a potential minority investment (the “OEG Capitalization”) in the entertainment businesses operated by certain Subsidiaries of OEG Attractions Holdings, LLC (“Attractions”).

WHEREAS, in furtherance of the above, the Borrower, the Parent, and the other Loan Parties have requested, and the Administrative Agent and the Required Lenders have agreed, to modify certain provisions of the Existing Credit Agreement to, among other things to exclude Attractions and its Subsidiaries entirely from the negative covenants and restrictions set forth in Article VIII of the Credit Agreement.

WHEREAS, additionally, and unrelated to the OEG Capitalization, the Borrower, the Parent, and the other Loan Parties have requested, and the Administrative Agent and the Required Lenders have agreed, to modify certain provisions of the Existing Credit Agreement to, among other things, (i) delete the limitations on capital expenditures during the Restricted Period, (ii) delete the minimum liquidity requirement during the Restricted Period, and (iii) revise Section 8.11(a), (c), and (d) of the Existing Credit Agreement, in each case as more particularly set forth herein.

WHEREAS, pursuant to Section 11.01 of the Existing Credit Agreement, the Parent, the Borrower, the other Loan Parties, the Pledgors, the Administrative Agent and the Lenders party hereto (representing the Required Lenders required pursuant to Section 11.01 of the Existing Credit Agreement), agree to amend the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.         Defined Terms. Each capitalized term used but not otherwise defined herein shall have the meaning given to such term in the Existing Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Agreement becomes effective, refer to the Existing Credit Agreement as amended hereby. For clarity, unless otherwise expressly limited to the Restricted Period each amendment set forth herein shall apply for the entire term of the Facilities.

SECTION 2.          Amendments to the Credit Agreement. The Existing Credit Agreement is, effective as of the Amendment No. 5 Effective Date (as defined below), hereby amended as follows (the Existing Credit Agreement, as so amended, the “Fifth Amended Credit Agreement”):

(a)          Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions, in each case, in the appropriate alphabetical order, as follows:

“Amendment No. 5” means that certain Amendment No. 5 to Sixth Amended and Restated Credit Agreement, dated as of April 4, 2022, by and among the Borrower, the Parent, the Guarantors, the Pledgors, the Administrative Agent, and certain Lenders party thereto.

“Amendment No. 5 Effective Date” has the meaning given to such term in Amendment No. 5.

“Attractions” has the meaning given to such term in Amendment No. 5.

“Excluded Subsidiary” means (i) Attractions, and (ii) each Subsidiary of Attractions.

“OEG Capitalization” has the meaning given to such term in Amendment No. 5.

(b)          Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of Net Cash Proceeds as follows:

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Consolidated Party (other than any Excluded Subsidiary, except to the extent received by an Excluded Subsidiary in connection with the OEG Capitalization) in respect of any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition.

(c)          The introductory paragraph to Section 2.05(b)(xi) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(xi)        Notwithstanding anything to the contrary herein, during the Restricted Period if the Borrower or any Consolidated Party (other than any Excluded Subsidiary) shall issue or cause to be issued any Equity Issuance, Borrower shall apply, or cause to be applied, one hundred percent (100%) of all Net Cash Proceeds of such Equity Issuance as follows:

(d)          Section 7.16(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)        Cause Ryman Hotel Operations Holdco, LLC to guaranty the obligations of the Tenants under the Lease Agreements.”

(e)          The introductory paragraph to Article VIII of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall not be Fully Satisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary (other than any Excluded Subsidiary) to, directly or indirectly:”

(f)           Sections 8.11(a), (c) and (d) of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

“(a)         Consolidated Funded Indebtedness to Total Asset Value Ratio. Permit the Consolidated Funded Indebtedness to Total Asset Value Ratio, (i) as of the end of the calendar quarter in which the Temporary Waiver Period expires or thereafter until January 1, 2023, to be greater than seventy percent (70%), or (ii) as of the end of any calendar quarter thereafter, to be greater than sixty-five percent (65.0%).

(c)          Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, (i) as of the end of the calendar quarter in which the Temporary Waiver Period expires or thereafter until January 1, 2023, to be less than 1.00 to 1.00, or (ii) as of the end of any calendar quarter thereafter, to be less than 1.50 to 1.0.

(d)          Implied Debt Service Coverage Ratio. Permit the Implied Debt Service Coverage Ratio, (i) as of the end of the calendar quarter in which the Temporary Waiver Period expires or thereafter until January 1, 2023, to be less than 1.10 to 1.00, or (ii)  as of the end of any calendar quarter thereafter, to be less than 1.60 to 1.00.”

(g)          Section 8.13 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“8.13. Prepayment of Other Indebtedness, Etc. Permit any Consolidated Party (other than any Excluded Subsidiary) to, if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (a) amend or modify any of the terms of any Indebtedness of such Consolidated Party (other than Indebtedness under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to such Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (b) make (or give any notice with respect thereto) any voluntary, optional or other non-scheduled payment, prepayment, redemption, acquisition for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of such Consolidated Party (other than Indebtedness under the Loan Documents) (in each case, whether or not mandatory).”

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(h)          Section 8.14 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“8.14. Organization Documents; Fiscal Year. Permit any Consolidated Party (other than any Excluded Subsidiary) to (a) amend, modify or change its Organization Documents in a manner materially adverse to the Lenders or (b) change its fiscal year.”

(i)            Section 8.22(d) of the Existing Credit Agreement is hereby amended and restated as follows:

“(d)        [intentionally omitted].

(j)            Section 4 Minimum Liquidity of Amendment No. 1 is hereby deleted and of no further force or effect.

SECTION 3.          Conditions to the Close. This Agreement shall become effective as of the first date when the each of the following conditions (other than the condition set forth in Sections 3(b), Section 3(c) and Section 3(g)) shall have been satisfied or waived in writing by the Administrative Agent (the “Agreement Effective Date”), provided, however, that the amendments to the Existing Credit Agreement set forth in Section 2 above shall not become effective until the first date (the “Amendment No. 5 Effective Date”) when each of the following conditions (including the conditions set forth in Sections 3(b), 3(c) and 3(g)) shall have been satisfied or waived in writing by the Administrative Agent (provided, however, that the Administrative Agent shall not waive the conditions set forth in Sections 3(b), 3(c) or 3(g) without the consent of the Required Lenders):

(a)            Closing Certificate. The Borrower shall have delivered a certificate to the Administrative Agent (or its counsel), stating the following as of the Agreement Effective Date:

(i)            Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Existing Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (except that any representation and warranty that is qualified by materiality are true and correct in all respects) on and as of the Agreement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(ii)            No Default or Event of Default. No Default or Event of Default exists on the Agreement Effective Date or would result from the effectiveness of this Agreement on the Agreement Effective Date or the effectiveness of the amendments to the Existing Credit Agreement set forth in Section 2 above on the Amendment Effective Date.

(b)           Repayment of Revolving Loans and Closing Date Term Loans. The Borrower shall have repaid the Revolving Loans and the Closing Date Term Loans in an aggregate amount not less than the greater of (x) $520,000,000, and (y) 100% of the Net Cash Proceeds received from the OEG Capitalization on the closing date of the OEG Capitalization, which shall be applied as follows: (1) first, to the Outstanding Amount of the Closing Date Term Loans until the Outstanding Amount of the Closing Date Term Loans has been reduced to Zero Dollars ($0), and (2) second, to the Outstanding Amount of the Revolving Loans until the Outstanding Amount of the Revolving Loans has been reduced to Zero Dollars ($0.00), with any excess amount to be retained by the Borrower.

(c)           Amendment Effective Date Closing Certificate. The Borrower shall have delivered a certificate to the Administrative Agent (or its counsel), stating the following as of the Amendment Effective Date:

(i)            Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Existing Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (except that any representation and warranty that is qualified by materiality are true and correct in all respects) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(ii)            No Default or Event of Default. No Default or Event of Default exists on the Amendment Effective Date or would result from effectiveness of the amendments to the Existing Credit Agreement set forth in Section 2 above on the Amendment Effective Date.

(d)           This Agreement. The Administrative Agent shall have received executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Parent, the other Loan Parties, the Required Lenders and the Administrative Agent.

(e)           Fees and Expenses. The Borrower shall have paid all reasonable fees, charges and disbursements of counsel of the Administrative Agent to the extent invoiced prior to or on the Agreement Effective Date or the Amendment No. 5 Effective Date (including, without limitation, the fees set forth in the Fee Letter dated as of the Agreement Effective date, between Borrower, Parent and Administrative Agent), as applicable, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(f)            Other Deliverables. The Borrower shall have provided to the Administrative Agent, and the Administrative Agent shall have approved, all other materials, documents and submissions requested by the Administrative Agent in connection with the transactions contemplated by this Agreement.

(g)           OEG Capitalization. The OEG Capitalization shall have closed and one hundred percent (100%) of the Net Cash Proceeds thereof shall have been applied to the repayment of the Revolving Loans and the Closing Date Term Loans in satisfaction of Section 3(b) above.

SECTION 4.           Post-Closing Net Cash Proceeds. Notwithstanding anything to the contrary contained in the Fifth Amended Credit Agreement, to the extent Borrower or any Subsidiary receives any Net Cash Proceeds in connection with the OEG Capitalization following the Amendment No. 5 Effective Date, Borrower shall apply (or cause such Subsidiary to apply) such Net Cash Proceeds to the outstanding Revolving Loans in an amount equal to the lesser of (i) 100% of such Net Cash Proceeds, or (ii) the amount required to reduce the outstanding balance of the Revolving Loans to Zero Dollars ($0).

SECTION 5.           Reaffirmation. By signing this Agreement, each Loan Party hereby confirms that this Agreement shall not effect a novation of any of the obligations of the Loan Parties under the Existing Credit Agreement, which obligations continue in full force and effect as set forth in the Fifth Amended Credit Agreement, and each Loan Party and each Pledgor acknowledges and confirms that the obligations of the Loan Parties under the Existing Credit Agreement as modified or supplemented hereby and the Loan Parties and the Pledgors under the other Loan Documents (i)  are entitled to the benefits of the guarantees, pledge of and/or grant of the security interests set forth or created in the Collateral Documents and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” or other similar term for purposes of the Fifth Amended Credit Agreement, the Collateral Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party and each Pledgor hereby ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 6.           Applicable Law; Jurisdiction; Venue.

(a)            GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)            SUBMISSION TO JURISDICTION. THE BORROWER, EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE JOINT LEAD ARRANGERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY PLEDGOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. THE BORROWER, EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.          Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Fifth Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 8.          Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9.          Severability. If any provision or obligation under this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement.

SECTION 10.        Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one agreement.  The words “execution,” signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  Each party hereto hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Agreement. Even though the parties agree that electronic signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by the Administrative Agent in its sole discretion to promptly deliver to the Administrative Agent the requested original document bearing an original manual signature, to the extent required or advisable to be delivered in connection with any program made available to the Administrative Agent or any of its affiliates by the Federal Reserve, U.S. Treasury Department or any other federal or state regulatory body.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

“BORROWER AND PLEDGOR”

RHP HOTEL PROPERTIES, LP,
a Delaware limited partnership

By:	RHP Partner, LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

“GUARANTORS AND PLEDGORS”

RYMAN HOSPITALITY PROPERTIES, INC.,		RHP PARTNER, LLC,
a Delaware corporation		a Delaware limited liability company

By:	/s/ Mark Fioravanti	By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti	Name:	Mark Fioravanti
Title:	Executive Vice President; Chief Financial Officer	Title:	Vice President

RHP PROPERTY GP, LP,		RHP PROPERTY GT, LP,
a Florida limited partnership		a Delaware limited partnership

By:	Opryland Hospitality, LLC,	By:	Opryland Hospitality, LLC,
	a Tennessee limited liability company its general partner		a Tennessee limited liability company its general partner

By:	/s/ Mark Fioravanti	By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti	Name:	Mark Fioravanti
Title:	Vice President	Title:	Vice President

RHP HOTELS, LLC,	RHP PROPERTY GT, LLC,
a Delaware limited liability company	a Delaware limited liability company

By:	/s/ Mark Fioravanti	By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti	Name:	Mark Fioravanti
Title:	Vice President	Title:	Vice President

OPRYLAND HOSPITALITY, LLC	RHP PROPERTY NH, LLC
a Tennessee limited liability company	a Maryland limited liability company

By:	/s/ Mark Fioravanti	By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti	Name:	Mark Fioravanti
Title:	Vice President	Title:	Vice President

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

“ADMINISTRATIVE AGENT AND LENDERS”

WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as Lender and as Administrative Agent

By:	/s/ Anand. J. Jobanputra
Name:	Anand. J. Jobanputra
Title:	Managing Director

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as Lender

By:	/s/ Shaishav Agarwal
Name:	Shaishav Agarwal
Title:	Managing Director

By:	/s/ Andrew Mullin
Name:	Andrew Mullin
Title:	Managing Director

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., in its capacity as Lender

By:	/s/ Roger C. Davis
Name:	Roger C. Davis
Title:	Senior Vice President

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

JP MORGAN CHASE BANK, N.A., in its capacity as Lender

By:	/s/ Cody A. Canafax
Name:	Cody A. Canafax
Title:	Vice President

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, in its capacity as Lender

By:	/s/ Melissa K. O’Neill
Name:	Melissa K. O’Neill
Title:	Assistant Vice President

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as Lender

By:	/s/ Steven Jonassen
Name:	Steven Jonassen
Title:	Managing Director

By:	/s/ Attila Coach
Name:	Attila Coach
Title:	Managing Director

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, in its capacity as Lender

By:	/s/ Ajit Goswami
Name:	Ajit Goswami
Title:	Managing Director & Industry Head U.S. Real Estate, Gaming & Leisure

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

MIDFIRST BANK, a federally chartered savings association, in its capacity as Lender

By:	/s/ Todd Wright
Name:	Todd Wright
Title:	Senior Vice President

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

RAYMOND JAMES BANK, N.A., in its capacity as Lender

By:	/s/ Jack Robbins
Name:	Jack Robbins
Title:	Vice President

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

TD BANK, N.A., in its capacity as Lender

By:	/s/ George Skoufis
Name:	George Skoufis
Title:	Vice President

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Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, in its capacity as Lender

By:	/s/ Jane Pedreira
Name:	Jane Pedreira
Title:	Director

Signature Page to Amendment No. 5 to Sixth Amended and Restated Credit Agreement